UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Strawberry Fields REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	84-2336054
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

6101 Nimtz Parkway

South Bend, Indiana 46628

(Address of Principal Executive Office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Strawberry Fields REIT, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.0001 per share (the “Common Stock”) from the OTC Markets Group, Inc. (the “OTC Markets”) to NYSE American LLC. The Registrant’s Common Stock is currently quoted on the OTC Markets OTCQX electronic quotation system under the symbol “STRW”.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock under the heading “Description of Capital Stock” set forth in Item 11 of the Registrant’s Registration Statement on Form 10 (File No. 000-56451), as initially filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2022, as thereafter amended, the “Registration Statement”) is incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

Strawberry Fields REIT, Inc.

Dated: February 16, 2023	By:	/s/ Moishe Gubin
Moishe Gubin Chief Executive Officer and Chairman